Exhibit (a)(5)(G)

INSPIRE AND DUNKIN’ BRANDS TEAMS – As we’re only weeks away from the anticipated close of the acquisition and officially welcoming Dunkin’ and Baskin-Robbins to the Inspire family, we’re sharing the inaugural edition of our new weekly newsletter to keep Inspire Support Center team members and Dunkin’ Brands employees informed on the latest updates. You’ll receive this newsletter every Friday. Several cross-functional teams at both companies are working diligently together to ensure a smooth transition. Below is an overview of the integration teams and their roles to help you become more familiar with this process. • STEERING COMMITTEE: KEY DATES Leads the integration progress and makes key decisions. • INTEGRATION MANAGEMENT OFFICE (IMO): Coordinates overall process across stakeholders and reports any NOVEMBER 18 challenges or obstacles to the Steering Committee. Inspire All-Team Meeting • IMO WORKSTREAMS: Provides support across all teams to ensure readiness for day one of DECEMBER 1 Dunkin’ and Baskin-Robbins joining the Inspire family. Dunkin’ Brands All-Employee • FUNCTIONAL INTEGRATION TEAMS: Town Hall Manages integration planning and execution at operational level across all departments. BY END OF DECEMBER FAQS Anticipated close of acquisition 1. What happens between now and the anticipated close of the acquisition? • Leading to the close of the transaction and after, it’s important to stay focused on day-to-day operations. • smooth Teams at transition. both companies have already made significant progress on the integration to help support a 2. How will Inspire, Dunkin’, and Baskin-Robbins work together after the expected close of the acquisition? • Our shared focus will be on building momentum and continuing to energize and nourish the Dunkin’ and brands Baskin-Robbins within Inspire. brands. Once the transaction closes, Dunkin’ and Baskin-Robbins will operate as distinct 3. Can I reach out to my counterpart or equivalent team at Dunkin’ Brands to get the ball rolling on planning? HAVE A QUESTION? • It’s important to remember that we remain separate companies Both Inspire and Dunkin’ Brands until the expected close of the transaction. While we can make teams can ask anonymously. some preparations in advance of closing, we have a very strict process on how that may be done. • For the time being, please do not reach out to anyone at Dunkin’ Brands unless you are engaged by a member of the IMO team. In about the coming next steps. weeks, we will follow-up with more communications

INSPIRE LIVES BY FIVE CORE BEHAVIORS:

1. **MAVERICKS** doing what has not been done before
2. **ALLIES** collaborating to win
3. **VISIONARIES** having foresight and imagination
4. **ACHIEVERS** getting it done, and having fun doing it
5. **GOOD CITIZENS** elevating each other and the communities we serve

NEWS AT INSPIRE

GOOD CITIZENS MONTH

INSPIRE CELEBRATES INAUGURAL GOOD CITIZENS MONTH

This October, Inspire dedicated the entire month toward giving back with a company-wide volunteerrism initiative: Good Citizens Month.

Read more about how team members across the organization contributed.

LEARN MORE ABOUT THE INSPIRE CULTURE

INSPIRE | STORIES   INSPIRE | IMPACT   INSPIRE in   PAUL BROWN in

IMPORTANT INFORMATION

The tender offer for the outstanding shares of Dunkin' Brands common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Dunkin' Brands common stock. The solicitation and offer to buy shares of Dunkin' Brands common stock will only be made pursuant to the tender offer materials that Inspire intends to file with the U.S. Securities and Exchange Commission (the "SEC"). At the time the tender offer is commenced, Inspire will file a tender offer statement on Schedule TO with the SEC, and Dunkin' Brands will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. DUNKIN' BRANDS' STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Dunkin' Brands' stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC's web site at www.sec.gov, by contacting by contacting Dunkin' Brands Investor Relations either by telephone at 781-737-3200, e-mail at Investor.Relations@DunkinBrands.com or on Dunkin' Brands' website at www.dunkinbrands.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements and projections within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, these statements may be identified by the use of words such as "expect," "intend," "anticipate," "believe," "estimate," "potential," "should" or similar words and include, among other things, statements about the potential benefits of the proposed transaction, the prospective performance and outlook of the surviving company's business, performance and opportunities, the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction. Forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions, estimates and projections concerning future events and do not constitute guarantees of future performance. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other important factors, many of which are outside management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements include, among others: (i) uncertainties as to the timing and expected financing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Dunkin' Brands will be made; (iv) uncertainty surrounding how many of Dunkin' Brands' stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility of business disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (ix) Inspire's ability to realize the synergies contemplated by the proposed transaction and integrate the business of the company; (x) Inspire's level of leverage and debt, including covenants that restrict the operation of its business; (xi) Inspire's ability to service outstanding debt or obtain additional financing; and (xii) other factors as set forth from time to time in Dunkin' Brands' filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other tender offer documents that will be filed by Inspire and Dunkin' Brands, as applicable. Therefore, you should not place undue reliance on such forward-looking statements. All forward-looking statements are based on information available to management on the date of this communication, and we assume no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.